Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

AT THE COMPANY:
Deborah S. Lorenz
Vice President, Investor Relations &
Corporate Communications
925-249-4031
dlorenz@lipidsciences.com

FOR IMMEDIATE RELEASE
MONDAY, OCTOBER 28, 2002

LIPID SCIENCES, INC. ANNOUNCES ELECTION OF DR. H. BRYAN BREWER AS DIRECTOR

PLEASANTON, Calif., October 28, 2002—Lipid Sciences, Inc. (Nasdaq: LIPD), a development-stage biotechnology company engaged in the research and development of products for the treatment of major medical indications by removing lipids from plasma proteins, today announced that H. Bryan Brewer Jr., M.D., has been elected to the Board of Directors. He has been a member of the Company’s Scientific Advisory Board (SAB) since 2001 and will continue to serve as a member of the SAB.

Dr. Brewer is the Chief of the Molecular Disease Branch at the National Heart, Lung, and Blood Institute, National Institutes of Health (NIH), in Bethesda, Md., a position he has held since 1976. His research led to the first published sequences for human plasma apolipoproteins, the initial determination of plasma apolipoproteins metabolism in normal and hyperlipidemic individuals, and the identification of multiple gene defects leading to genetic dyslipoproteinemias. More recently, Dr. Brewer pioneered the use of transgenic mice and rabbits, as well as recombinant adenovirus vectors to identify genes that modulate lipoprotein metabolism and the development of atherosclerosis.

Richard G. Babbitt, Lipid’s Chairman, commented, “Bryan is an outstanding medical professional who has compiled an impressive body of research that focuses on lipids and their role in cardiovascular disease. He has already made significant contributions to Lipid Sciences through his position on our SAB. Now, the Board of Directors will benefit directly from his medical and research expertise as we continue to drive forward with our goal of commercializing our novel technology of plasma delipidation.”

Dr. Brewer has been the recipient of the JD Lane Investigator Award from the Public Health Service, the Heinrich Wieland Prize from the Federal Republic of Germany, and the Public Health Service Commendation, Meritorious Service and Distinguished Service medals from the NIH. He has served as a member of the Board of National Cholesterol Education Program, which established U.S. treatment guidelines for patients with hyperlipidemia. He has published more than 400 original reports and 70 reviews and book chapters on the subjects of genetic dyslipoproteinemias, lipoprotein metabolism, and atherosclerosis.

Dr. Brewer earned his undergraduate degree from Johns Hopkins University, Baltimore, and his medical degree from Stanford University School of Medicine, Palo Alto, Calif. He completed his internship and residency training in internal medicine at Massachusetts General Hospital in Boston.

Lipid Sciences, Inc. is a development-stage biotechnology company that is researching and developing products to treat major medical conditions, such as cardiovascular disease and HIV infection, in which lipids (fats) play a key role. The Company’s technologies are based on a patented process that selectively removes lipids from proteins in human blood without disrupting protein function. This process of lipid removal, known as plasma delipidation, potentially reverses the condition while enhancing the body’s natural ability to heal itself. The Company believes that this unique delipidation process has the potential for far-reaching implications for human health. It may reverse cardio- and cerebrovascular disease, as well as provide an effective therapeutic effect on many infectious agents, including the viruses that cause AIDS, Hepatitis B, Hepatitis C, and herpes.

Forward-Looking Statements
This release contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance as well as all other statements that are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations on the date of this release. Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. In addition to those risk factors, other factors that could cause actual results to differ materially include the following: Our inability to obtain adequate funds; our inability to receive regulatory approval for our technology, which is only in the clinical development stage; delay or failure to complete clinical studies; our dependence on our license agreement with Aruba International; competition in our industry; failure to secure and enforce our intellectual property rights; our reliance on collaborations with strategic partners; risks associated with use of biological and hazardous materials; product liability claims; and economic downturn in the real estate market.